Fairness Opinion Discussion Materials December 4, 2012 Presentation to the Special Committee of the Board of Directors of McMoRan Exploration Co. Exhibit (c)-4

These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Special Committee of the Board of Directors (the “Special Committee”) of
McMoRan Exploration Co. (the “Company” or “McMoRan” or “MMR”) to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Evercore. These materials are based on information provided by or on behalf of the Company, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Company or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Special Committee.
These materials were compiled on a confidential basis for use of the Special Committee in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prio written consent of Evercore.
These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates.
Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

Confidential Table of Contents Transaction Overview Situation Analysis Financial Analysis Appendix Section I II III

I. Transaction Overview

Confidential

Summary
Transaction Overview
Offer Price
Premium
Analysis
(EV based on Risked Value)
I/B/E/S Multiple MMR Estimates Multiple
EV/2012E EBITDAX $159.0 25.8x $175.4 23.4x
EV/2013E EBITDAX $162.6 25.2x $175.1 23.4x
Offer Price/2012E CFPS $0.62 27.7x $0.57 30.2x
Offer Price/2013E CFPS $0.56 30.7x $0.51 33.5x
EV/Proved Reserves 209 Bcfe $19.65 / Mcfe 209 Bcfe $19.65 / Mcfe
EV/3P Reserves + Risked Resource 18,236 Bcfe $0.22 / Mcfe 18,236 Bcfe $0.22 / Mcfe
EV/3Q Production 133,809 Mcfed $30,613 / Mcfed 133,809 Mcfed $30,613 / Mcfed
EV/2013E Production 153,600 Mcfed $26,668 / Mcfed 150,259 Mcfed $27,261 / Mcfed
(Based on Risked Value)
Trading Days Period of Time 52-Week
Type of Average Current 1-Day 5-Day 10-Day 30-Day 90-Day 180-Day 1-Year 2-Year High Low
VWAP -- $8.47 $8.23 $9.13 $10.23 $11.49 $10.90 $11.54 $13.23 -- --
Implied Premium -- 103.0% 108.9% 88.5% 68.2% 49.7% 57.8% 49.0% 30.0% -- --
Simple Average $8.72 $8.72 $8.50 $10.21 $11.52 $12.29 $11.32 $12.00 $13.74 $16.57 $7.25
Implied Premium 97.3% 97.3% 102.3% 68.4% 49.4% 40.0% 51.9% 43.4% 25.2% 3.8% 137.3%
Implied
Multiples
(1) ORRI Trust unit value based on the midpoint of the per unit value of the ORRI Trust at a 10% discount rate and an 11% discount rate using the NAV Assumptions under NYMEX Strip pricing as of December 3, 2012 assuming a
$16.90 offer value for purposes of calculating make-whole and fully diluted shares assuming a December 31, 2012 closing date
Proposed Merger Consideration $14.75 in cash and 1.15 units in a newly formed royalty trust representing a 5.0% overriding royalty interest in McMoRan's ultra-deep acreage for each common share of McMoRan
Risked
(1)
Unrisked
(1)
Cash Consideration $14.7500 $14.7500
Implied Value of Trust Units Per Share $2.4528 $4.6002
Total Consideration Per Common Share $17.2028 $19.3502
Implied Transaction Equity Value $3,988 $4,485
Implied Transaction Enterprise Value $4,096 $4,593
Merger
Consideration
Scope of
Assignment:
Evercore Group L.L.C. (“Evercore”) has been asked by McMoRan’s Special Committee of the Board of Directors
whether, in Evercore’s opinion, the consideration to be received by holders of common stock of McMoRan in the
Proposed Transaction is fair, from a financial point of view, to such holders entitled to receive such consideration
($ in millions, except per share and unit amounts)

Confidential
Summary of Selected Proposed Merger Agreement Terms

Valuation /
Consideration:
$14.75 in cash, without interest, and 1.15 units of the newly formed royalty trust (the “ORRI Trust”)
Each ORRI Trust unit will entitle the Unitholder to an equal share of the 5.0% overriding royalty interest (“ORRI”) in McMoRan
Exploration Co.’s (“McMoRan”, “MMR”, or the “Company”) subsalt ultra-deep assets (the “Ultra-Deep Assets”)
Common Stock and Preferred Stock owned by Freeport-McMoRan Copper & Gold Inc. (“Freeport”) or Merger Sub, or any of their respective Subsidiaries, shall no longer be outstanding and shall automatically be cancelled and shall cease to exist (the “Cancelled Shares”)
Freeport owns 500,000 shares of convertible perpetual preferred stock with an initial conversion price of $16.00 which would equate to 33,164,664 common shares upon conversion, or 14.3% of the fully diluted shares outstanding.
(1)
All of these shares
would be cancelled in the merger
Convertible preferred stock and convertible notes not owned by Freeport will remain outstanding and will receive the merger consideration upon conversion in accordance with the applicable terms of each convertible preferred share series
Transaction
Structure:
Merger Sub, a direct wholly owned subsidiary of Freeport, shall merge with and into McMoRan and the separate corporate existence of
Merger Sub shall cease and McMoRan shall be the surviving corporation in the merger
Financing:
Freeport has delivered to McMoRan a true and complete copy of the executed debt commitment letter by and among the financing sources and Freeport providing for debt financing
Key
Conditions to
Closing:
Stockholder approval shall have been obtained by a vote of the majority of MMR excluding Freeport and Plains E&P
No injunction by any court or other tribunal of competent jurisdiction shall have been entered
All waiting periods applicable to the Merger under the HSR Act shall have expired or been terminated
The Form S-4 shall have been declared effective by the SEC
No Shop/
Fiduciary Out:
“No Shop” provision for McMoRan subject to fiduciary exception, including right for McMoRan to respond to a bona fide written proposal that could reasonably be expected to lead to a proposal that is more favorable to McMoRan shareholders than the merger transaction with Freeport
No ability to terminate Merger Agreement in event a superior proposal is received
Termination
Fees:
3% of equity value payable by Freeport in the event of a change in recommendation by Freeport
3% of equity value payable by McMoRan in the event of a change in recommendation by McMoRan
Transaction expenses will also be reimbursed
Timing: Expected closing in Q1 2013
Transaction Overview
Related Party
Transaction:
Freeport is also contemplating a concurrent acquisition of Plains Exploration and Production Company (“Plains
E&P”), which currently owns 31.5% (basic) of the voting shares of the Company. Consummation of the Proposed
Transaction is not contingent upon Freeport’s contemplated acquisition of Plains E&P
(1) Assumes an implied offer value of $16.90 per share and a closing date of December 31, 2012 for purposes of calculating the applicable make-whole

Confidential
Summary of Selected ORRI Trust Proposed Terms

Overriding Royalty
Percentage:
5.0% gross overriding royalty interest in and to the hydrocarbons produced from McMoRan’s Ultra-Deep Assets
(leases below 18,000 feet)
Term:
20 years
Call Option:
Non-callable for five years
Callable at $10.00 per unit after year five
Termination
Clauses:
After five years, if the volume-weighted average price for any nine month period is below $0.25 per unit, Freeport can buy all (but not less than all) outstanding units for $0.25 per unit
Freeport has the right to terminate the trust upon a vote of the holders of 80% of the publicly traded units not owned by Freeport.  After five years, the 80% required vote drops to 66-2/3%
Drilling, Operating
and Development
Costs:
Free and clear of any and all drilling, development and operating costs and expenses
Shall be subject to and bear transportation and marketing fees and production and other like taxes
Drilling Obligation:
The ORRI Trust will have no ability to influence the exploration or development of the Ultra-Deep Assets
Trust Expenses:
Freeport will fund the administrative and reporting obligations of the ORRI Trust, subject to an expense ceiling
Transaction Overview

Confidential
Evercore Evaluation Process

In connection with its review of the Proposed Transaction, Evercore has, among other things:
– Reviewed certain publicly available business and financial information relating to the Company that Evercore deemed to be relevant, including publicly available research analysts’ estimates;
– Reviewed and discussed with the Company’s management certain non-public projected financial and operating data relating to the Company prepared and furnished to Evercore by management of the Company;
– Discussed past and current operations, financial projections and current financial condition of the Company with management of the Company (including their views on the risks and uncertainties of achieving such projections);
– Reviewed a report regarding the Company’s proved, probable and possible reserves prepared by Ryder Scott Company, L.P.
(“Ryder Scott”) dated as of July 1, 2012 (the “Reserve Report”) with representatives from Ryder Scott;
– Reviewed the impact of different commodity price assumptions on the net asset value of the Company’s proved, probable and possible reserves, as well as the resources potential of the Ultra-Deep Assets, using customary adjustments to reflect an
October 1, 2012 effective date for this analysis;
– Reviewed and discussed with MMR technical personnel the Company’s resource potential from its Ultra-Deep Assets prepared and furnished to Evercore by management of the Company;
– Evercore developed risking assumptions of the Company’s resource potential from the Company’s Ultra-Deep Assets utilizing
Evercore’s technical team, which Evercore discussed with the Company’s technical personnel, who deemed the assumptions reasonable;
– Reviewed the reported prices and the historical trading activity of the Company’s common stock;
– Compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly-traded companies that Evercore deemed relevant;
– Compared the financial performance of the Company and the valuation multiples implied by the Proposed Transaction with those of certain other transactions that Evercore deemed relevant;
– Reviewed a draft of the Merger Agreement dated December 4, 2012; and
– Performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.
Transaction Overview

II. Situation Analysis

Confidential
Share Price (December 3, 2012) $8.72
Fully Diluted Shares Outstanding
(1)
164.5
Market Capitalization $1,434
Plus: 5.75% Convertible Perpetual Preferred Stock 700
Plus: 11.875% Senior Notes Due 2016 300
Plus: 4.00% Convertible Senior Notes Due 2017 200
Plus: 5.25% Convertible Notes Due 2013 68
Less: Cash (192)
Total Enterprise Value $2,510
Estimates and Implied Metrics McMoRan
Data
(2)
Metric
Price / Cash Flow per share
2012E $0.62 14.1x
2013E $0.56 15.6x
EV / EBITDAX
2012E $159.0 15.8x
2013E $162.6 15.4x
EV / Proved Reserves ($/Mcfe) 208.5 $12.04
EV / Production ($/Mcfed)
Current 133,809 $18,760
2013E 153,600 $16,343
Net Debt + Pref. / Net Book Capitalization 2,674.4 40.2%
Net Debt + Pref. / 2012E EBITDAX $159.0 6.8x
Net Debt + Pref / Proved Reserves ($/Mcfe) 208.5 $5.16
Net Debt + Pref / Proved Developed Reserves ($/Mcfe) 170.6 $6.31
Key Company Data & Implied Metrics
(1) Includes conversion of 12.118 million 8.0% convertible perpetual preferred shares (164.95 shares per preferred share) into 2.0 million shares
(2) Based on I/B/E/S estimates
(3) Peer Group includes Cobalt, Energy XXI, EPL Oil & Gas, Stone Energy and W&T Offshore

Situation Analysis
(3)
Overview
($ in millions, except per share amounts)
0%
50%
100%
150%
200%
12/6/10 4/30/11 9/23/11 2/15/12 7/10/12 12/3/12
McMoRan Exploration Co. Peer Group Natural Gas
55%
80%
127%
Current Price $8.72
Max 18.74
Mean 13.76
Median 13.51
Min 7.99
Simple Average Price - Trading
5-Day $8.50
30-Day 11.52
90-Day 12.29
180-Day 11.32
1 Year 12.00
2 Year 13.74
Two Year Price Performance (12/6/10 - 12/3/12)

Confidential
Historical Share Trading Performance

1/17/12: Announced
2011 year-end results
1/31/12: Exploration
and Development
Update
3/7/12: Letter to
shareholders
7/17/12: Announced
2Q 2012 Results
4/19/12: Announced
Davy Jones update
8/15/12: Commenced offer to
exchange 5 ¼% convertible
senior notes due 2012
9/13/12: Completes
exchange offer
10/19/12: Announced
third-quarter 2012 results
7/30/12: Announced updated
activity at Davy Jones No. 1,
which included the delay of
planned flow test
9/4/12: Announced
operations update
11/26/12: Announced a delay in
flow testing operations at Davy
Jones No. 1 and  the discovery of
hydrocarbon bearing porous sands
from the Lineham Creek well
6/22/12: Announced that
the Company was the
apparent high bidder on 14
lease blocks in GOM Shelf
4/17/12: Announced
first-quarter 2012
results
Situation Analysis
0
5,000
10,000
15,000
20,000
25,000
30,000
$--
$2.00
$4.00
$6.00
$8.00
$10.00
$12.00
$14.00
$16.00
$18.00
$20.00
$22.00
$24.00
12/5/11 1/14/12 2/23/12 4/4/12 5/14/12 6/24/12 8/3/12 9/13/12 10/23/12 12/3/12
Volume Price
3/26/12: Announced flare at
Davy Jones No. 1, however
flow rates were not
determinable

Confidential

The following financial projections summarize McMoRan’s operating model (the “MMR Operating Model”) as provided by
McMoRan management
The projections incorporate all activity associated with McMoRan’s conventional Gulf Coast onshore and Gulf of Mexico
Shelf assets (the “Conventional Assets”)
In addition, the projections incorporate the development of MMR’s Ultra-Deep Assets utilizing the following assumptions:
– 100% success rate on exploration wells (no dry hole costs)
– Gross prospect size of 2 Tcfe
– To develop a 2 Tcfe discovery requires 3 development wells drilled per year following an initial discovery well up to 10 total successful wells
– 200 Bcfe gross reserves per well (95% natural gas, 5% condensate)
– Drilling cost per well of $100 million
– Completion cost per well of $100 million
– Facilities cost of $43 million per well
– 1 year drilling duration per well and 6 months to complete per well
– Wells commence 18 months following spud date
NYMEX strip pricing as of December 3, 2012 through 2017E and held flat thereafter
Assumed 35% U.S. Federal corporate tax rate
Financing for free cash flow shortfall assumed to come from a revolving credit facility with a 4.0% annualized interest rate
Situation Analysis
Summary Financial Projections – Assumptions

Confidential
Summary Financial Projections

Summary Financial Projections
($ in millions)
Situation Analysis
2012E 2013E 2014E 2015E 2016E 2017E 2018E 2019E
Production
Natural Gas (Bcf) 32.4 40.5 95.4 145.6 187.5 228.7 262.9 281.8
Oil (MMBbls) 2.1 2.0 2.2 3.0 3.1 2.7 3.1 3.0
Plant Products (Bcfe) 5.4 2.5 1.7 1.3 0.8 3.1 3.4 1.2
Total (Bcfe) 50.5 54.8 110.6 164.6 207.2 248.1 285.0 301.0
Daily (Bcfed) 138 150 303 451 568 680 781 825
Realized Prices
Natural Gas ($/Mcf) $3.42 $3.73 $4.10 $4.27 $4.42 $4.60 $4.60 $4.60
Crude Oil ($/Bbl) 88.43 91.32 91.36 89.43 87.67 86.46 86.46 86.46
Oil and Natural Gas Revenue $381 $351 $610 $894 $1,110 $1,310 $1,504 $1,565
Less: LOE ($155) ($127) ($127) ($126) ($122) ($120) ($121) ($115)
Less: G&A (51) (49) (49) (49) (49) (49) (49) (49)
Adjusted EBITDAX $175 $175 $434 $719 $939 $1,142 $1,334 $1,401
Less: Interest Expense ($2) ($15) ($26) ($32) ($24) ($12) ($37) ($36)
Less: Preferred Dividends (41) (41) (41) (41) (41) (41) (41) (41)
Less: Cash Taxes -- -- (1) (6) (68) (232) (316) (380)
Discretionary Cash Flow $132 $119 $365 $640 $806 $856 $940 $943
Less: Capex ($550) ($500) ($749) ($551) ($489) ($493) ($443) ($437)
Free Cash Flow ($417) ($381) ($384) $89 $317 $364 $497 $506

III. Financial Analysis

Confidential
Valuation Methodologies
In analyzing the Proposed Transaction, Evercore utilized the following methodologies for its preliminary valuation of McMoRan:

Methodology Description Assumptions
Net Asset Valuation
(“NAV”) Analysis
Valuation based on the present value of the future after-tax cash flows expected to be generated from MMR’s proved and non-
proved reserves and resources
Cash flows based on the Reserve Report and the
Company’s resource estimates for its Ultra-Deep Assets
Peer Group Trading
Analysis
Valuation based on public trading metrics of E&P companies with similar assets
Proved reserves based on the Reserve Report
Financial projections based on I/B/E/S estimates
Reviewed trading multiples for selected GOM and
onshore Gulf Coast companies
Reviewed resource trading multiples for Cobalt
International Energy, Inc. (“Cobalt”)
Precedent Transactions
Analysis
Valuation based on metrics of transaction value to cash flow,
EBITDAX, proved reserves and current production for corporate
M&A transactions and premiums paid in corporate transactions with all cash consideration in 2012 YTD
Valuation based on metrics of transaction value to proved
reserves, current production and risked resources for asset
transactions involving acquisitions of similar assets
Proved reserves based on the Reserve Report
Cash flow and EBITDAX based on the MMR
Operating Model
Reviewed selected transactions that included assets in
the Gulf of Mexico shelf and onshore Gulf Coast since
2009 with a transaction value greater than $20 million
Reviewed selected transactions that included assets in
the Gulf of Mexico Deepwater and Ultra-Deep Shelf
Research Analyst
Price Target
Valuation based on current Wall Street analyst price targets Discounted back Wall Street analyst 12-month price targets to present value using a 13.3% discount rate
representing MMR’s equity cost of capital
Risked NAV Analysis
Assuming Hypothetical
Joint Venture
Valuation based on the present value of the future after-tax cash flows expected to be generated from MMR’s proved and non-
proved reserves and resources assuming the Company enters into a hypothetical joint venture agreement
Cash flows based on the Reserve Report and the
Company’s resource estimates for its Ultra-Deep Assets
Company would sell a 25.0% working interest in the
Ultra-Deep Assets for $800 million in the form of a
combination of cash and drilling capex carry
Financial Analysis

Confidential
Risked NAV Analysis
Peer Group
Research Analyst Assuming Hypothetical
Risked NAV Analysis Trading Analysis Precedent Transactions Price Target Joint Venture
NYMEX Strip (12/3/12) $75.00 Oil / $3.00 Gas $90.00 Oil / $4.00 Gas $105.00 Oil / $5.00 Gas Conventional: Precedent Asset Precendent Corporate Takeover Premiums Present Value of NYMEX Strip (12/3/12)
Proved Reserves Conventional: Conventional: 20.0% - 40.0% 12-Month Price Target
$2.50 - $3.25 / Mcfe Gulf of Mexico Shelf Proved Reserves Discounted at 13.3% Joint Venture Terms:
LQ Production Proved Reserves $8.00 - $12.00 / Mcfe (MMR's equity cost of capital) $800 million
$6,500 - $7,000 / Mcfed $2.50 - $3.50 / Mcfe LQ Production of total consideration
2012E EBITDAX LQ Production $20,000 - $25,000 / Mcfed comprised of
3.5x - 4.2x $5,000 - $7,000 / Mcfed 2012E EBITDAX $500 million of upfront cash
14.5x - 17.0x and
Ultra-Deep Gulf Coast Onshore 2013E EBITDAX $300 million of drilling carry
Net Risked Resource Proved Reserves 12.0x - 15.5x for a
$0.10 - $0.18 / Mcfe $2.50 - $4.00 / Mcfe 25% working interest
LQ Production in MMR's Ultra-Deep Assets
$3,500 - $5,000 / Mcfed
Ultra-Deep
Net Risked Resource
Various
$12.61
-$2.72
$8.33
$17.59
$7.68
$13.49
$8.66
$10.23
$8.83
$12.46
$17.25
$0.26
$13.14
$22.35
$16.33
$20.83
$11.67
$16.98
$18.53
$16.13
-$10.00
-$5.00
$0.00
$5.00
$10.00
$15.00
$20.00
$25.00
$30.00
Summary Valuation

Cash
consideration:
$14.75
Financial Analysis
(1) ORRI Trust unit value based on the midpoint of the per unit value of the ORRI Trust at a 10% discount rate and an 11% discount rate using the NAV Assumptions under NYMEX Strip pricing as of December 3, 2012, assuming a
$16.90 offer value for purposes of calculating make-whole and fully diluted shares assuming a December 31, 2012 closing date
Cash plus 1.15
ORRI Trust units
(Unrisked): $19.35
(1)
Cash plus 1.15 ORRI
Trust units (Risked):
$17.20
(1)

Confidential

The following represents the assumptions utilized by Evercore in its net asset value analysis (the “NAV
Assumptions” )
Projections of proved, probable and possible production, operating costs, and capital expenditures based on the
Reserve Report rolled forward to October 1, 2012
Volumes and risking for specific Ultra-Deep prospects and discoveries (as per MMR estimates)
– Geologic and mechanical risking was estimated by Evercore and reviewed by MMR’s technical team with
Evercore
– Utilized an expected value analysis based on the assumed geologic and mechanical risking
– Each well has a 200 Bcfe EUR
– Developed using a continuous four rig program through 2014, going to a six rig program in 2015 and finally an eight rig program by 2016, held constant thereafter
– Lineham Creek Yegua wells begin drilling in January 2014 with an incremental non-operated drilling rig
– Production for each well of 70 MMcfed held flat for six years, then exponential decline (as per MMR estimates)
– Condensate is 5% of well stream (8.8 bbl/MMcf)
Gross well costs of $243.0 million per well (as per MMR estimates) comprised of:
– $100.0 million and 1 year to drill
– $100.0 million and 6 months to complete
– $43.0 million to equip and tie-in
– First production after 18 months
Financial Analysis
Net Asset Value Analysis – Assumptions

Confidential

Lineham Creek Yegua wells assumed to cost $60.0 million to drill, $40.0 million to complete, $43.0 million to equip and tie-in and have a condensate ratio of 50.0 bbl/MMcf
Operating costs are $150,000 per well per month plus $0.15 per Mcfe of transportation costs (as per MMR estimates)
NYMEX strip pricing as of December 3, 2012 through 2017E and then held flat thereafter
– Three sensitivity cases: $75.00/Bbl oil, $3.00/MMBtu gas; $90.00/Bbl oil, $4.00/MMBtu gas; $105.00/Bbl oil,
$5.00/MMBtu gas held flat
Effective date of October 1, 2012
G&A expense of $40.0 million per year plus an incremental $30.0 million per year of ultra-deep G&A beginning in
2014E
Insurance cost of $15.0 million per year plus an incremental insurance cost for the ultra-deep of 25% of ultra-deep lease operating expense
Included sulphur reclamation expense at a PV-10 value of $18.6 million
Capital expenditures allocated 80% to intangible drilling costs (“IDCs”) and 20% to tangible drilling costs (“TDCs”)
– IDCs are expensed as incurred and TDCs are depreciated using a 7-year MACRS schedule
Utilization of estimated U.S. Federal net operating loss carry forwards of $717.0 million as of December 31, 2011
U.S. Federal income tax rate of 35.0%
Escrow funding payments of $5.0 million per year through 2017 to support the funding requirements related to the
2007 oil and gas acquisition property reclamation obligations
Financial Analysis
Net Asset Value Analysis – Assumptions (cont’d)

Confidential
Ryder Scott prepared an estimate of the proved, probable and possible reserves, future production and income attributable to MMR
– The effective date of the Reserve Report is July 1, 2012
Evercore’s technical team has mechanically rolled the Reserve Report forward (to reflect only actual production) to an effective date of October 1, 2012 and has updated the benchmark price deck to a NYMEX strip as of December 3, 2012
Evercore has also adjusted the Reserve Report for asset sales at West Delta, Mississippi Canyon and Eugene Island (sold 22.6 Bcfe of proved reserves) based on data received from MMR
Reserve Report – Summary
Reserve Category
Ryder Scott Reserves
(December 3, 2012 NYMEX Strip; Effective October 1, 2012)
Operated Status Onshore vs. Offshore

Product Mix
Offshore
85%
Onshore
15%
PDP
14%
PDBP
35%
PUD
11%
PROB
20%
POSS
20%
Gas
65%
Oil
26%
NGL
9%
Operated
45%
Non-Op
55%
Financial Analysis
Gulf of Mexico Shelf
Oil NGL Gas Equiv. PV-10
Reserve Category (Mbbl) (Mbbl) (MMcf) (MMcfe) ($MM)
PDP 3,210 335 14,631 35,905 $1.1
PDBP 6,477 1,698 66,864 115,914 $534.5
PDSI 0 -- 5 6 $0.0
PUD 834 658 23,058 32,008 $46.5
Total Proved Reserves 10,521 2,691 104,558 183,833 $582.1
Probable 2,330 917 34,365 53,850 $159.3
Total 2P Reserves 12,852 3,608 138,923 237,683 $741.4
Possible 1,299 1,352 41,359 57,263 $158.1
Total 3P Reserves 14,150 4,960 180,282 294,946 $899.5
Gulf Coast Onshore
Oil NGL Gas Equiv. PV-10
Reserve Category (Mbbl) (Mbbl) (MMcf) (MMcfe) ($MM)
PDP 307 199 11,025 14,063 $39.4
PDBP 95 36 3,924 4,710 $15.7
PDSI -- -- -- -- $0.0
PUD 143 -- 5,038 5,898 $15.3
Total Proved Reserves 545 235 19,987 24,671 $70.4
Probable 322 18 13,120 15,156 $47.7
Total 2P Reserves 867 253 33,107 39,827 $118.1
Possible 131 10 12,957 13,802 $36.6
Total 3P Reserves 998 263 46,064 53,629 $154.7
Total Conventional Assets
Oil NGL Gas Equiv. PV-10
Reserve Category (Mbbl) (Mbbl) (MMcf) (MMcfe) ($MM)
PDP 3,518 534 25,657 49,969 $40.5
PDBP 6,572 1,734 70,788 120,623 $550.2
PDSI 0 -- 5 6 $0.0
PUD 977 658 28,095 37,906 $61.8
Total Proved Reserves 11,067 2,927 124,545 208,504 $652.5
Probable 2,652 935 47,485 69,006 $207.0
Total 2P Reserves 13,719 3,861 172,030 277,510 $859.5
Possible 1,430 1,362 54,316 71,065 $194.7
Total 3P Reserves 15,148 5,223 226,346 348,575 $1,054.2

Confidential
Ultra-Deep Assets Overview
Risked Volume Potential for MMR’s Ultra-Deep Assets

Financial Analysis
Gross Unrisked Net Unrisked Geologic Mechanical Gross Risked Net Risked
Prospect Category WI NRI Resource Potential Resource Potential COS COS Resource Potential Resource Potential
% % Bcfe Bcfe % % Bcfe Bcfe
Offshore
Davy Jones Discovery 63.4% 50.2% 3,248 1,631 80.0% 90.0% 2,321 1,165
Blackbeard East Discovery 72.0% 57.4% 1,040 597 80.0% 90.0% 737 423
Lafitte Discovery 72.0% 58.3% 2,342 1,365 80.0% 90.0% 1,601 933
Blackbeard West Discovery 69.4% 53.1% 804 427 80.0% 90.0% 592 315
Offshore Discoveries Total 7,434 4,020 5,252 2,836
England Prospect 36.0% 28.8% 27,300 7,862 30.5% 90.0% 7,487 2,156
Barbosa Prospect 72.0% 57.6% 2,588 1,491 30.5% 90.0% 721 415
Morgan Prospect 72.0% 57.6% 1,000 576 30.5% 90.0% 281 162
Barataria Prospect 72.0% 57.6% 2,820 1,624 30.5% 90.0% 776 447
Blackbeard West #3 Prospect 69.4% 55.5% 498 276 30.5% 90.0% 288 160
Drake Prospect 72.0% 57.6% 14,580 8,398 28.9% 90.0% 3,765 2,169
Davy Jones West Prospect 36.0% 28.8% 1,400 403 30.5% 90.0% 391 113
Hurricane Prospect 72.0% 57.6% 1,575 907 30.5% 90.0% 446 257
Hook Prospect 72.0% 57.6% 4,890 2,817 28.9% 90.0% 1,257 724
Captain Blood Prospect 72.0% 57.6% 18,000 10,368 30.5% 90.0% 4,957 2,855
Bonnet Prospect 72.0% 57.6% 3,150 1,814 28.9% 90.0% 788 454
Queen Anne's Revenge Prospect 72.0% 57.6% 1,296 746 30.5% 90.0% 336 194
Calico Jack Prospect 36.0% 28.8% 7,000 2,016 30.5% 90.0% 1,931 556
Offshore Prospects Total 86,097 39,300 23,424 10,661
Onshore
Lineham Creek - Yegua Discovery 36.0% 28.8% 3,000 864 80.0% 90.0% 2,176 627
Onshore Discoveries Total 3,000 864 2,176 627
Highlander Near Term Drill 72.0% 57.6% 13,300 7,661 30.5% 90.0% 3,578 2,061
Lineham Creek Drilling 36.0% 28.8% 10,800 3,110 30.5% 90.0% 2,976 857
Tortuga Prospect 72.0% 57.6% 5,590 3,220 28.9% 90.0% 1,465 844
Onshore Prospects Total 29,690 13,991 8,020 3,762
Total Ultra-Deep 126,221 58,175 - - 38,872 17,887

Confidential

NAV Summary
Discount Commodity Prices
Rate NYMEX Strip (12/3/12) $75.00 Oil / $3.00 Gas $90.00 Oil / $4.00 Gas $105.00 Oil / $5.00 Gas
Low High Low High Low High Low High
Proved Developed Producing 8% - 10% $253 $258 $181 $185 $258 $264 $335 $342
Proved Developed Behind-Pipe 10% - 12% 513 550 381 409 507 544 633 678
Proved Undeveloped 15% - 20% 39 48 14 20 38 46 61 73
Proved Reserves $805 $857 $577 $614 $803 $853 $1,028 $1,093
Probable 20% - 30% 90 128 62 90 87 124 112 159
Proved plus Probable Reserves $895 $985 $639 $704 $890 $978 $1,140 $1,252
Possible 30% - 40% 80 102 50 65 78 99 105 132
3P Reserves $975 $1,087 $689 $769 $967 $1,076 $1,245 $1,384
Ultra Deep Upside (Risked) 10% - 12% 4,087 5,519 1,184 1,917 3,167 4,373 5,150 6,830
P&A (Developed Properties) 8% - 10% (212) (224) (212) (224) (212) (224) (212) (224)
Gross Asset Value $4,849 $6,383 $1,660 $2,461 $3,922 $5,225 $6,183 $7,989
Less: G&A 12% - 15% (463) (575) (463) (575) (463) (575) (463) (575)
Less: Insurance 8% - 10% (295) (371) (295) (371) (295) (371) (295) (371)
Less: Sulphur Reclaimation Expense 10% - 10% (19) (19) (19) (19) (19) (19) (19) (19)
Pre-Tax Net Asset Value $4,073 $5,417 $884 $1,496 $3,145 $4,260 $5,406 $7,024
Less: Cash Taxes 12% - 15% (914) (1,311) (236) (365) (699) (1,014) (1,220) (1,721)
After-Tax Net Asset Value $3,158 $4,106 $648 $1,131 $2,445 $3,247 $4,186 $5,303
Add: Cash 192 192 192 192 192 192 192 192
Less: Debt (568) (300) (568) (568) (568) (568) (300) (300)
Less: Preferred Shares (700) 0 (712) (712) (700) (700) 0 0
Equity Value $2,082 $3,998 ($440) $43 $1,370 $2,171 $4,078 $5,195
Fully Diluted Shares 165.1 231.8 162.0 162.0 164.4 165.2 231.8 232.4
$/Share $12.61 $17.25 ($2.72) $0.26 $8.33 $13.14 $17.59 $22.35
Financial Analysis
Net Asset Value Analysis – Price Sensitivity
($ in millions)

Confidential
Peer Group Trading Analysis
($ in millions)

Source: FactSet
Note: Proved reserves as of latest published reserve report, adjusted for subsequent acquisitions and divestitures
Enterprise Value / Price /
Price Equity Enterprise Proved
Production EBITDAX CFPS Reserve & Production Statistics
Company 12/3/12 Value Value Reserves Current 2013E 2012E 2013E 2012E 2013E Proved Res % Gas % Dev. LQ Prod. 2012E 2013E R/P
($/share) ($MM) ($MM) ($/Mcfe) ($/Mcfed) ($/Mcfed) (x) (x) (x) (x) (Bcfe) (%) (%) (Mcfed) (Mcfed) (Mcfed) (Years)
Energy XXI (Bermuda) Limited $31.32 $2,766 $3,772 $5.26 $16,864 $10,721 4.2x 3.5x 3.4x 2.6x 718 29.1% 68.3% 223,700 287,646 351,872 8.8
W&T Offshore, Inc. $16.40 $1,260 $1,972 $2.81 $8,123 $6,094 3.8x 3.3x 2.6x 2.3x 701 41.3% 65.5% 242,750 285,740 323,543 7.9
Stone Energy Corporation $19.91 $999 $1,634 $2.68 $6,516 $5,883 2.6x 2.6x 1.7x 1.7x 609 54.6% 59.8% 250,837 251,066 277,840 6.7
EPL Oil & Gas, Inc. $21.05 $834 $1,032 $2.24 $15,883 $7,586 3.7x 2.2x 3.3x 2.0x 460 40.0% 74.0% 64,964 80,710 136,023 19.4
Mean $1,465 $2,103 $3.25 $11,846 $7,571 3.6x 2.9x 2.7x 2.1x 622 41.3% 66.9% 195,563 226,291 272,319 10.7
Median $1,129 $1,803 $2.75 $12,003 $6,840 3.8x 2.9x 3.0x 2.1x 655 40.7% 66.9% 233,225 268,403 300,692 8.4
McMoRan Exploration Co. $8.72 $1,434 $2,510 $12.04 $18,760 $16,343 15.8x 15.4x 14.1x 15.6x 209 59.7% 81.8% 133,809 137,400 153,600 4.3
Conventional Assets Trading Peers
Ultra-Deep Assets Trading Peers
Adj. Enterprise Value
(4)
/
Price Equity Enterprise
Resource
(2)(3)
Risked Unrisked
Company Area 12/3/12 Value Value
(1)
Risked Unrisked % Gas Resource Resource
($/share) ($MM) ($MM) (Bcfe) (Bcfe) (%) ($/Mcfe) ($/Mcfe)
Cobalt Total Company (GOM, Angola and Gabon) $23.60 $9,795 $9,553 96,439 321,638 0% $0.10 $0.03
GOM (Miocene and Lower Tertiary) -- -- $2,979 14,935 63,104 0% $0.20 $0.05
GOM (Miocene Only) -- -- $1,450 6,498 19,808 0% $0.22 $0.07
GOM (Lower Tertiary Only) -- -- $1,529 8,436 43,295 0% $0.18 $0.04
Africa (Angola and Gabon) -- -- $6,574 81,504 258,535 0% $0.08 $0.03
McMoRan Exploration Co. $8.72 $1,434 $2,510 17,887 58,175 95% $0.11 $0.03
(1) Cobalt value allocated by area based on the value attributed to each area by street research as a percentage of total NAV
(2) Cobalt resource numbers represent the average of street research estimates
(3) Oil converted to gas equivalent on an economic equivalents basis using the average NYMEX forward strip pricing for WTI Oil and HHUB gas for the next 60 months as of December 3, 2012 (21.13:1)
(4) Enterprise value adjusted to remove the value of McMoRan’s Conventional Assets
Financial Analysis

Confidential

(1) Based on Company provided reserve and I/B/E/S estimates
Relevant Multiples Value Range ($MM)
Metric Data
(1)
Low High Low High
Conventional Assets
Proved Reserves (Bcfe) 208.5 $2.50 / Mcfe $3.25 / Mcfe $521 $678
LQ Production (Mcfed) 133,809 $6,500 / Mcfed $7,000 / Mcfed $870 $937
2012E EBITDAX ($MM) 159.0 3.5x 4.2x $557 $668
Selected Conventional Asset Value Range $550 $675
Ultra-Deep Assets
Net Risked Resources (Bcfe) 17,887 $0.10 / Mcfe $0.18 / Mcfe $1,789 $3,220
Implied Enterprise Value Range $2,339 $3,895
Add: Cash 192 192
Less: Debt (568) (300)
Less: Preferred Shares (700) 0
Implied Equity Value $1,263 $3,787
Diluted Shares Outstanding 164.3 231.8
Implied Equity Value per Share $7.68 $16.33
Financial Analysis
Peer Group Trading Analysis – Valuation Summary
Peer Group Trading Analysis – Valuation Summary

Confidential

Selected Precedent Gulf of Mexico Shelf M&A Transactions
Source: IHS Herold
(1) Represents 19% of the total transaction value which is the share McMoRan allocated to proved reserves
Trans. Reserves Production Implied Value / HHUB WTI
Date Buyer Seller Value Proved Res. % Gas % Dev. Prod. % Gas R/P Proved Res. Production 12-Mo Strip 12-Mo Strip
($MM) (Bcfe) (%) (%) (Mcfed) (%) (Years) ($/Mcfe) ($/Mcfed) ($/bbl)
18-Oct-12 NGP/Northstar Undisclosed Private $160 44.4 -- -- 12,600 -- 9.7 $3.60 $12,698 $3.91 $94.01
26-Sep-12 Arena Energy McMoRan $37 15.2 78% 22% 10,000 70% 4.2 $2.42 $3,680 $3.49 $92.50
17-Sep-12 EPL Hilcorp $550 217.8 46% 42% 60,000 50% 9.9 $2.53 $9,167 $3.42 $99.87
7-Sep-12 Renaissance McMoRan $28 7.4 23% -- -- -- -- $3.81 -- $3.26 $96.84
15-May-12 EPL W&T $32 6.0 49% 84% 5,760 48% 2.9 $5.40 $5,621 $3.02 $95.94
2-Feb-12 SandRidge Dynamic/Riverstone $1,256 375.0 50% 50% 150,000 50% 6.8 $3.35 $8,371 $2.89 $99.10
1-Dec-11 KNOC/SCL/STX/Samchully NGP/Northstar $201 64.8 30% -- 28,200 30% 6.3 $3.10 $7,128 $3.75 $99.69
1-Nov-11 Apache Stone $38 7.8 4% 100% 2,460 1% 8.7 $4.92 $15,610 $4.09 $92.81
1-Nov-11 EPL Stone $38 7.8 4% 100% 2,460 1% 8.7 $4.92 $15,610 $4.09 $92.81
25-Aug-11 Dynamic Offshore Moreno/SPN $68 21.3 35% 92% 8,214 35% 7.1 $3.19 $8,279 $4.20 $87.47
29-Jul-11 Dynamic Offshore Exxon Mobil $183 81.0 61% 72% 42,000 60% 5.3 $2.25 $4,345 $4.52 $99.76
1-May-11 Dynamic Offshore Gryphon/Woodside $28 12.6 88% 100% -- -- -- $2.18 -- $4.98 $114.41
7-Apr-11 TRT/Tana Maritech/TETRA $150 54.6 37% 89% -- -- -- $2.75 -- $4.57 $110.21
9-Mar-11 Undisclosed National Fuel/Seneca $70 34.4 74% 75% 28,793 76% 3.3 $2.03 $2,431 $4.28 $106.32
13-Jan-11 EPL Anglo-Suisse $201 48.6 16% 76% 18,000 8% 7.4 $4.13 $11,150 $4.72 $94.89
21-Nov-10 Energy XXI (Bermuda) Exxon Mobil $1,012 296.7 39% 68% 120,000 47% 6.8 $3.41 $8,433 $4.37 $83.60
20-Sep-10 McMoRan Plains $158
(1)
60.0 85% -- 45,000 85% 3.7 $2.63 $3,501 $4.44 $79.08
3-Nov-10 W&T Shell $37 54.4 72% -- 26,700 73% 5.6 $0.67 $1,375 $4.21 $86.18
Maximum $1,256 375.0 88% 100% 150,000 85% 9.9 $5.40 $15,610 $4.98 $114.41
Minimum $28 6.0 4% 22% 2,460 1% 2.9 $0.67 $1,375 $2.89 $79.08
Mean $240 78.3 47% 75% 37,346 45% 6.4 $3.18 $7,827 $4.01 $95.86
Median $70 46.5 46% 76% 26,700 49% 6.8 $3.15 $8,279 $4.15 $95.41
Financial Analysis
Precedent Transactions – Gulf of Mexico Shelf

Confidential
Source:  IHS Herolds

Selected Precedent Gulf Coast Onshore M&A Transactions
Financial Analysis
Trans. Reserves Production Implied Value / HHUB WTI
Date Buyer Seller Value Proved Res. % Gas % Dev. Prod. % Gas R/P Proved Res. Production 12-Mo Strip 12-Mo Strip
($MM) (Bcfe) (%) (%) (Mcfed) (%) (Years) ($/Mcfe) ($/Mcfed) ($/MMBtu) ($/bbl)
12-Oct-12 Texas Petr. Forest $220 45.0 38% -- 20,000 35% 6.2 $4.89 $11,000 $3.97 $93.91
4-Oct-12 Undisclosed Carrizo $20 -- -- -- 5,720 87% -- -- $3,409 $3.77 $89.73
19-Mar-12 Undisclosed Comstock $123 63.2 84% -- 11,296 81% 15.3 $1.95 $10,889 $2.92 $108.62
4-Nov-11 Undisclosed Plains $185 120.0 100% -- 39,000 100% 8.4 $1.54 $4,744 $3.96 $93.30
31-Aug-11 Encore Energy Part. Undisclosed $48 12.6 17% 100% 2,580 17% 13.4 $3.78 $18,450 $4.29 $90.64
17-Aug-11 EnergyQuest II Swift $54 92.2 65% 19% 10,600 65% 23.8 $0.58 $5,047 $4.31 $88.50
6-Jun-11 Linc Energy Ltd. ERG $236 123.0 6% -- 18,600 6% 18.1 $1.92 $12,688 $4.93 $102.35
13-May-11 Undisclosed Private Energy XXI (Bermuda) $41 -- -- -- 9,710 82% -- -- $4,222 $4.57 $100.07
3-Mar-11 Legend Nat. Gas Smith $99 -- -- -- 8,800 65% -- -- $11,273 $4.25 $104.61
18-Jan-11 Gulf Coast Energy Cypress $95 -- -- -- 11,020 91% -- -- $8,621 $4.73 $94.51
17-Jan-11 Undisclosed Strike $22 8.3 -- -- -- -- -- $2.63 -- $4.71 $95.10
Maximum $236 123.0 100% 100% 39,000 100% 23.8 $4.89 $18,450 $4.93 $108.62
Minimum $20 8.3 6% 19% 2,580 6% 6.2 $0.58 $3,409 $2.92 $88.50
Mean $104 66.3 52% 59% 13,733 63% 14.2 $2.47 $9,034 $4.22 $96.48
Median $95 63.2 52% 59% 10,810 73% 14.4 $1.95 $9,755 $4.29 $94.51
Precedent Transactions – Gulf Coast Onshore

Confidential
Source:  IHS Herolds
(1) Represents 81% of the total transaction value which is the share McMoRan allocated to unevaluated oil and gas property
GOM Deepwater (Net Recoverable Resources)
Ultra- Deep Shelf (Net Unrisked Potential)
Trans. Ultra-Deep Net Transaction Value / HHUB WTI
Date Buyer Seller Value Unrisked Potential Ultra-Deep Net Unrisked Potential 12-Mo Strip 12-Mo Strip
($MM) (Tcfe) ($/Mcfe) ($/MMBtu) ($/bbl)
20-Sep-10 McMoRan Plains $672
(1)
6.6 $0.10 $4.44 $79.08
8-Sep-11 McMoRan Whitney $49 0.1 $0.57 $4.33 $90.18

Financial Analysis
Trans. Net Recoverable Implied Value / HHUB WTI
Date Buyer Seller Value Resources Net Recoverable Resources 12-Mo Strip 12-Mo Strip
($MM) (Bcfe) ($/Mcfe) ($/MMBtu) ($/bbl)
2-Jul-12 INPEX Anadarko $556 129.6 $4.29 $3.29 $87.14
1-Oct-10 Hess BP $40 144.0 $0.28 $4.28 $83.28
22-Dec-09 Maersk/Various Devon $1,300 1,645.0 $0.79 $5.90 $76.43
Maximum $1,300 1,645.0 $4.29 $5.90 $87.14
Minimum $40 129.6 $0.28 $3.29 $76.43
Mean $632 639.5 $1.79 $4.49 $82.28
Median $556 144.0 $0.79 $4.28 $83.28
Precedent Transactions – GOM Deepwater (Non-Proved) and Ultra-Deep Shelf

Confidential
Gross Unrisked Net Unrisked Gross Risked Net Risked
Prospect Category WI NRI Resource Potential Resource Potential Resource Potential Resource Potential Low High Low High
% % Bcfe Bcfe Bcfe Bcfe $/Mcfe $/Mcfe $MM $MM
Offshore
Davy Jones Discovery 63.4% 50.2% 3,248                           1,631                           2,321                           1,165                           0.50 $       0.60 $       $583 $699
Blackbeard East Discovery 72.0% 57.4% 1,040                           597                              737                              423                              0.25 $       0.50 $       106               211
Lafitte Discovery 72.0% 58.3% 2,342                           1,365                           1,601                           933                              0.25 $       0.50 $       233               467
Blackbeard West Discovery 69.4% 53.1% 804                              427                              592                              315                              0.25 $       0.50 $       79                 157
Offshore Discoveries Total 7,434                          4,020                          5,252                          2,836                          $1,000 $1,535
England Prospect 36.0% 28.8% 27,300                         7,862                           7,487                           2,156                           0.10 $       0.15 $       $216 $323
Barbosa Prospect 72.0% 57.6% 2,588                           1,491                           721                              415                              0.10 $       0.15 $       42                 62
Morgan Prospect 72.0% 57.6% 1,000                           576                              281                              162                              0.10 $       0.15 $       16                 24
Barataria Prospect 72.0% 57.6% 2,820                           1,624                           776                              447                              0.10 $       0.15 $       45                 67
Blackbeard West #3 Prospect 69.4% 55.5% 498                              276                              288                              160                              0.10 $       0.15 $       16                 24
Drake Prospect 72.0% 57.6% 14,580                         8,398                           3,765                           2,169                           0.10 $       0.15 $       217               325
Davy Jones West Prospect 36.0% 28.8% 1,400                           403                              391                              113                              0.10 $       0.15 $       11                 17
Hurricane Prospect 72.0% 57.6% 1,575                           907                              446                              257                              0.10 $       0.15 $       26                 39
Hook Prospect 72.0% 57.6% 4,890                           2,817                           1,257                           724                              0.10 $       0.15 $       72                 109
Captain Blood Prospect 72.0% 57.6% 18,000                         10,368                         4,957                           2,855                           0.10 $       0.15 $       286               428
Bonnet Prospect 72.0% 57.6% 3,150                           1,814                           788                              454                              0.10 $       0.15 $       45                 68
Queen Anne's Revenge Prospect 72.0% 57.6% 1,296                           746                              336                              194                              0.10 $       0.15 $       19                 29
Calico Jack Prospect 36.0% 28.8% 7,000                           2,016                           1,931                           556                              0.10 $       0.15 $       56                 83
Offshore Prospects Total 86,097                        39,300                        23,424                        10,661                         $1,066 $1,599
Onshore
Lineham Creek - Yegua Discovery 36.0% 28.8% 3,000                           864                              2,176                           627                              0.50 $       0.75 $       314               470
Onshore Discoveries Total 3,000                          864                             2,176                           627                             $314 $470
Highlander Near Term Drill 72.0% 57.6% 13,300                         7,661                           3,578                           2,061                           0.10 $       0.15 $       $206 $309
Lineham Drilling 36.0% 28.8% 10,800                         3,110                           2,976                           857                              0.10 $       0.15 $       86                 129
Tortuga Prospect 72.0% 57.6% 5,590                           3,220                           1,465                           844                              0.10 $       0.15 $       84                 127
Onshore Prospects Total 29,690                        13,991                         8,020                          3,762                          $376 $564
Total Ultra-Deep 126,221                       58,175                         38,872                        17,887                         $2,756 $4,168
Metric Used Implied Valuation
Ultra-Deep Shelf Valuation Precedent Transactions

Financial Analysis
Precedent Transactions – Ultra-Deep Shelf Value

Confidential

Relevant Multiples Value Range ($MM)
Metric Data Low High Low High
Gulf of Mexico Shelf
Proved Reserves (Bcfe) 183.8 $2.50 / Mcfe $3.50 / Mcfe $460 $643
Current Production (Mcfed) 103,211 $5,000 / Mcfed $7,000 / Mcfed $516 $722
Selected Gulf of Mexico Shelf Value Range $475 $650
Gulf Coast Onshore
Proved Reserves (Bcfe) 24.7 $2.50 / Mcfe $4.00 / Mcfe $62 $99
Current Production (Mcfed) 30,598 $3,500 / Mcfed $5,000 / Mcfed $107 $153
Selected Gulf Coast Onshore Value Range $75 $125
Total Conventional Asset Value Range $550 $775
Ultra-Deep Assets
Net Risked Resources (Bcfe) 17,887 Various (See Previous Page) $2,756 $4,168
Implied Enterprise Value Range $3,306 $4,943
Add: Cash 192 192
Less: Debt (568) (300)
Less: Preferred Shares (700) 0
Implied Equity Value $2,230 $4,835
Diluted Shares Outstanding 165.3 232.1
Implied Equity Value per Share $13.49 $20.83
Financial Analysis
Precedent Transactions – Valuation Summary
Precedent Asset Transactions – Valuation Summary

Confidential

Source: IHS Herold, FactSet
Note: Only includes transactions greater than $100 million
Trans. Equity Equity Value / Transaction Value / Premium Reserve & Production Statistics HHUB WTI
Date Buyer Seller Value Value Cash Flow Cash Flow EBITDA EBITDA Proved Res. Prod. 1 Day 1-Mo. 2-Mo. Proved Res. % Gas % Dev. R/P Spot Price Spot Price
($MM) ($MM) Current Forward Current Forward ($/Mcfe) ($/Mcfed) (%) (%) (%) (Bcfe) (%) (%) (Years) ($/MMBtu) ($/bbl)
25-Apr-12 Halcon GeoResources $945 $973 7.8x 6.1x 6.8x 5.2x $4.97 $18,175 23% 12% 26% 190.2 36% 70% 12.4 $1.97 $103.16
17-Oct-11 Statoil ASA Brigham Exploration $4,822 $4,468 14.7x 7.7x 14.5x 8.0x $12.03 $47,837 20% 26% 11% 400.8 22% 35% 10.9 3.49 86.80
15-Jul-11 BHP Billiton Petrohawk $15,223 $12,085 10.1x 7.3x 10.3x 7.6x $2.75 $11,274 65% 49% 46% 3,391.5 92% 35% 11.2 4.42 95.69
9-Nov-10 Chevron Atlas Energy $4,315 $3,215 18.1x 15.2x 17.1x 15.6x $1.73 $17,608 37% 62% 49% 847.0 99% 44% 27.9 3.49 87.06
2-Jun-10 SandRidge Energy Arena Resources $1,287 $1,394 8.4x 6.4x 7.9x 6.1x $3.05 $25,728 7% (6%) 2% 415.5 14% 37% 23.1 4.39 72.58
15-Apr-10 Apache Mariner Energy $4,685 $2,770 5.3x 4.0x 7.6x 5.7x $3.13 $10,944 45% 68% 92% 1,087.1 53% 66% 9.6 4.15 85.84
14-Dec-09 Exxon Mobil XTO $40,496 $31,254 5.3x 5.8x 5.9x 6.6x $1.92 $9,797 25% 24% 20% 14,827.3 84% 61% 14.0 5.21 69.87
1-Nov-09 Denbury Resources Encore Acquisition Co. $4,465 $2,864 6.8x 6.9x 10.7x 8.8x $2.72 $13,256 35% 34% 38% 1,321.7 33% 80% 13.4 4.11 77.00
27-Apr-09 Atlas Energy, Inc. Atlas Energy Resources $1,015 $482 2.4x 2.4x 3.3x 3.2x $1.46 $14,827 0% 60% (5%) 517.6 99% 60% 27.9 3.31 50.80
30-Apr-08 Stone Energy Bois d'Arc Energy $1,750 $1,736 5.4x 5.0x 5.6x 4.9x $4.48 $13,068 (4%) 21% 32% 335.0 57% 74% 8.0 10.94 115.63
17-Jul-07 Plains E&P Pogo Producing Co. $3,749 $3,594 5.5x 6.2x 5.5x 5.2x $2.48 $11,095 18% 11% 19% 1,314.0 65% 73% 12.2 6.32 74.15
7-Jan-07 Forest Oil Houston Exploration $1,827 $1,574 4.2x 3.6x 4.1x 3.8x $2.42 $7,844 8% (7%) (4%) 699.3 96% 67% 8.9 5.52 56.31
23-Jun-06 Anadarko Western Gas Res. $5,385 $4,800 10.7x 9.9x 10.6x 9.0x $2.90 $13,563 49% 9% 24% 920.8 97% 43% 12.8 6.51 70.49
23-Jun-06 Anadarko Kerr-McGee $19,623 $16,500 7.1x 5.7x 7.3x 5.7x $3.14 $11,450 40% 27% 51% 5,388.0 62% 60% 10.0 6.51 70.49
21-Apr-06 Petrohawk KCS Energy $2,008 $1,630 5.5x 4.7x 5.8x 4.9x $3.54 $10,822 10% 46% 15% 463.0 88% 73% 8.4 7.93 71.95
23-Jan-06 Helix Remington $1,312 $1,385 6.5x 4.7x 6.0x 4.4x $4.29 $14,622 22% 23% 27% 278.9 60% 57% 9.3 8.78 68.35
12-Dec-05 ConocoPhillips Burlington Resources $36,400 $34,639 7.7x 6.6x 6.4x 5.3x $2.58 $11,173 19% 26% 20% 12,484.2 68% 73% 11.8 15.02 59.39
13-Oct-05 Occidental Petroleu Vintage Petroleum $4,119 $3,539 7.9x 7.4x 7.0x 6.1x $1.38 $7,929 32% 31% 53% 2,623.2 32% 67% 15.7 13.68 64.12
19-Sep-05 Norsk Hydro ASA Spinnaker Exploration $2,592 $2,596 8.2x 6.8x 7.9x 6.0x $6.04 $15,847 49% 43% 36% 373.6 49% 34% 7.2 11.24 63.00
Max $40,496 18.1x 15.2x 17.1x 15.6x $12.03 $47,837 65% 68% 92% 14,827 99% 80% 27.9 $15.02 $115.63
Mean $8,212 7.8x 6.4x 7.9x 6.4x $3.53 $15,098 26% 29% 29% 2,520 63% 58% 13.4 6.68 75.93
Median $4,119 7.1x 6.2x 7.0x 5.7x $2.90 $13,068 23% 26% 26% 847 62% 61% 11.8 5.52 71.95
Min $945 2.4x 2.4x 3.3x 3.2x $1.38 $7,844 (4%) (7%) (5%) 190 14% 34% 7.2 1.97 50.80
Financial Analysis
Precedent M&A Transactions – Corporate

Confidential

(1) Estimates as per MMR Operating Model
Financial Analysis
Relevant Multiples Value Range ($MM)
Metric Data Low High Low High
2012E Cash Flow ($MM) 132.2
14.5x 18.0x $3,028 $3,532
2013E Cash Flow ($MM) 119.1
10.0x 15.0x $2,284 $2,894
2012E EBITDAX ($MM) 175.4
14.5x 17.0x $2,543 $2,982
2013E EBITDAX ($MM) 175.1
12.0x 15.5x $2,101 $2,714
Proved Reserves (Bcfe) 208.5 $8.00 / Mcfe $12.00 / Mcfe
$1,668 $2,502
LQ Production (Mcfed) 133,809 $20,000 / Mcfed $25,000 / Mcfed
$2,676 $3,345
Selected Enterprise Value Range
$2,500 $3,000
Add: Cash 192 192
Less: Debt (568) (568)
Less: Preferred Shares (700) (700)
Implied Equity Value $1,424 $1,924
Diluted Shares Outstanding 164.5 164.9
Implied Equity Value per Share $8.66 $11.67
Precedent M&A Transactions – Valuation Summary
Precedent Corporate Transactions – Valuation Summary

Confidential

Source: Capital IQ
Note: Includes public corporate takeover transactions announced or closed in 2012 YTD between $1.0 billion and $10.0 billion
Selected Valuation Range
Relevant Multiples Value Range ($MM)
Metric Metric Low High Low High
1 Day Premium $8.72 20.0% 30.0% $10.46 $11.34
5 Day Premium $8.18 25.0% 35.0% $10.23 $11.04
1 Month Premium $12.13 30.0% 40.0% $15.77 $16.98
Implied Equity Value Range $10.23 $16.98
Financial Analysis
Announced Transaction Premiums
Date Target/Issuer Buyers/Investors Value ($MM) 1 Day Prior 5 Day Prior 1 Month
11/27/12 Ralcorp Holdings Inc. ConAgra Foods, Inc. $7,045 28.2% 26.6% 24.2%
11/15/12 Schiff Nutrition International Inc. Reckitt Benckiser LLC 1,453 23.9% 23.8% 72.7%
11/9/12 Titanium Metals Corporation Precision Castparts Corp. 3,011 44.2% 38.7% 35.7%
11/1/12 JDA Software Group Inc. RedPrairie Corporation 2,213 18.0% 32.6% 39.2%
10/25/12 PSS World Medical Inc. McKesson Corporation 1,941 34.3% 31.3% 25.8%
10/22/12 Ancestry.com Inc. Permira/Spectrum 1,609 9.7% 11.8% 3.3%
10/18/12 Orient-Express Hotels Ltd. The Indian Hotels Company Limited 1,828 40.0% 46.0% 32.8%
10/11/12 Oshkosh Corporation Carl C. Icahn 3,636 21.0% 15.7% 21.5%
10/8/12 TPC Group Inc Innospec Inc. 1,093 16.8% 15.6% 12.2%
9/27/12 Sealy Corporation Tempur-Pedic International Inc. 1,018 2.8% 7.8% 39.2%
9/13/12 Citizens Republic Bancorp, Inc FirstMerit Corporation 1,025 18.3% 15.0% 17.8%
9/6/12 American Realty Capital Trust, Inc. Realty Income Corp. 2,882 2.1% 3.8% 8.9%
9/3/12 Medicis Pharmaceutical Corp. Valeant Pharmaceuticals International, Inc. 3,158 39.4% 34.5% 31.0%
8/27/12 Kenexa Corp. IBM 1,397 42.0% 38.0% 86.7%
8/27/12 TPC Group Inc First Reserve/SK Capital Partners 1,083 16.7% 14.9% 15.5%
8/22/12 Sunrise Senior Living Inc. Health Care REIT, Inc. 1,469 62.4% 73.9% 117.7%
8/20/12 Coventry Health Care Inc. Aetna Inc. 7,311 20.4% 30.3% 31.0%
8/13/12 Focus Media Holding Ltd. The Carlyle Group 3,688 15.5% 28.1% 38.5%
8/9/12 Robbins & Myers Inc. National Oilwell Varco, Inc. 2,570 28.2% 35.0% 43.7%
8/6/12 Best Buy Co., Inc. Richard Schulze 9,875 47.4% 44.0% 20.4%
7/9/12 AMERIGROUP Corporation WellPoint Inc. 5,104 43.0% 40.6% 47.2%
6/29/12 Elster Group SE Melrose Industries PLC 2,881 5.8% 8.8% 46.0%
3/12/12 Pacific Capital Bancorp UnionBanCal Corporation 1,525 60.3% 60.2% 61.3%
2/21/12 CH Energy Group Inc. Fortis Inc. 1,500 10.6% 12.4% 15.5%
2/16/12 CVR Energy, Inc. Icahn Enterprises Holdings L.P. 3,231 8.7% 6.7% 27.7%
Mean 26.4% 27.8% 36.6%
Median 21.0% 28.1% 31.0%
Precedent M&A Transactions – Corporate Takeover Premiums – 100% Cash Consideration

Confidential
Research Analyst Recommendations and Price Targets

Summary Price Targets Analyst Recommendations
Buy
50.0%
Hold
30.0%
Sell
20.0%
(1) Analyst 12-month price target discounted back to present value at McMoRan’s equity cost of capital of 13.3% to estimate a current share price target
12-Month Discounted
Firm Name Analyst Recommendation Date Price Target Price Target
(1)
Susquehanna Financial Group Duane Grubert Positive 11/29/2012 $18.00 $15.89
Ladenburg Thalmann & Co Noel A Parks buy 11/28/2012 21.00 18.53
Capital One Southcoast, Inc. Richard Tullis add 11/28/2012 12.00 10.59
EVA Dimensions Team Coverage underweight 11/28/2012 -- --
JP Morgan Joseph Allman underweight 11/27/2012 -- --
RBC Capital Markets Leo P Mariani sector perform 11/27/2012 10.00 8.83
Howard Weil Inc Joseph Bachmann market perform 11/27/2012 15.00 13.24
Iberia Patrick Rigamer outperform 11/27/2012 -- --
Jefferies Biju Z Perincheril hold 11/27/2012 12.00 10.59
Guggenheim Securities LLC Robert Cordray buy 11/26/2012 20.00 17.65
Premium/(Discount)
Price Target to Market
Max $21.00 146.2%
Min 10.00 17.2%
Median 15.00 75.8%
Average 15.43 80.9%
Financial Analysis

Confidential
($ in millions)

Financial Analysis
Evercore also considered the risked net asset value
of MMR assuming the Company enters into a
hypothetical joint venture agreement
– MMR would sell a 25.0% working interest in
the Ultra-Deep Assets for $800 million in the
form of a combination of cash and drilling
capex carry
$500 million of upfront cash
$300 million of drilling capex carry
– NYMEX strip pricing as of December 3,
2012 through 2017E and then held flat
thereafter
– Utilizes the NAV Assumptions
– Partner pays its working interest share of
insurance and operating expenses, and after
the carry period, its working interest share of
capex
– Partner tax basis step-up based on upfront
cash plus the present value of the capex carry
– Taxable gain taxed at 35%
Discount Commodity Price
Rate NYMEX Strip (12/3/12)
Low High
Proved Developed Producing 8% - 10% $253 $258
Proved Developed Behind-Pipe 10% - 12% 513 550
Proved Undeveloped 15% - 20% 39 48
Proved Reserves $805 $857
Probable 20% - 30% 90 128
Proved plus Probable Reserves $895 $985
Possible 30% - 40% 80 102
3P Reserves $975 $1,087
Ultra Deep Upside (Risked) 10% - 12% 3,333 4,412
P&A (Developed Properties) 8% - 10% (212) (224)
Gross Asset Value $4,095 $5,275
Less: G&A 12% - 15% (463) (575)
Less: Insurance 8% - 10% (260) (327)
Less: Sulphur Reclaimation Expense 10% - 10% (19) (19)
Pre-Tax Net Asset Value $3,352 $4,354
Less: Cash Taxes 12% - 15% (649) (933)
After-Tax Net Asset Value $2,704 $3,421
Add: Cash 192 192
Add: Upfront Cash from Joint Venture 500 500
Less: Taxable Gain from Joint Venture (72) (72)
Less: Debt (568) (300)
Less: Preferred Shares (700) 0
Equity Value $2,056 $3,741
Fully Diluted Shares 165.1 231.9
$/Share $12.46 $16.13
Net Asset Value Analysis – Potential Joint Venture Agreement
NAV Summary – Potential Joint Venture

Confidential

Volumes and risking for specific ultra-deep prospects and discoveries (as per MMR estimates)
– Geologic and mechanical risking was estimated by Evercore and reviewed by MMR’s technical team with Evercore
– Utilized an expected value analysis based on the assumed geologic and mechanical risking
– Each well has a 200 Bcfe EUR
– Developed using a continuous four rig program through 2014, going to a six rig program in 2015 and finally an eight rig program by 2016, held constant thereafter
Lineham Creek Yegua wells begin drilling in January 2014 with an incremental non-operated drilling rig
– Production for each well of 70 MMcfed held flat for six years, then exponential decline (as per MMR estimates)
– Condensate is 5% of well stream (8.8 bbl/MMcf); Lineham Creek Yegua wells assumed a condensate ratio of 50.0 bbl/MMcf
– Wells take 1 year to drill and 6 months to complete with first production after 18 months
NYMEX strip pricing as of December 3, 2012 through 2017E and then held flat thereafter
– Natural gas prices of ($/Mcfe): 2013E: $3.73; 2014E: $4.10; 2015E: $4.27; 2016E: $4.42; Thereafter: $4.60 flat
$0.15 per Mcfe of marketing and transportation costs (as per MMR estimates)
ORRI Trust units based on fully-diluted shares as of December 31, 2012
Term of 20 years
5% ORRI
Financial Analysis
Overriding Royalty Interest Analysis – Assumptions

Confidential
Overriding Royalty Interest – Risked
($ in millions, except per share values)
2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E
Risked
Ultra Deep Revenue $-- $54.1 $278.1 $542.6 $929.1 $1,350.6 $1,821.9 $2,260.4 $2,406.8 $2,456.1
Marketing and Transportation Costs -- (1.8) (8.7) (16.6) (26.7) (38.8) (52.4) (65.1) (69.2) (70.5)
Severance and Ad Valorem Taxes -- -- (2.0) (5.5) (9.2) (12.7) (16.2) (21.9) (36.0) (49.6)
Net Ultra Deep Revenue $-- $52.3 $267.4 $520.4 $893.3 $1,299.1 $1,753.2 $2,173.4 $2,301.6 $2,336.0
Overriding Royalty Interest
5.0% of Revenue $-- $2.6 $13.4 $26.0 $44.7 $65.0 $87.7 $108.7 $115.1 $116.8

Strip $75/ $3 $90/ $4 $105/ $5
8.0% $609.9 $417.2 $548.9 $680.6
9.0% 557.1 381.1 501.4 621.7
10.0% 509.9 348.9 459.0 569.2
11.0% 467.8 320.1 421.1 522.2
12.0% 430.0 294.2 387.2 480.1
15.0% 338.0 231.3 304.4 377.5
20.0% 234.3 160.5 211.2 262.0
Price Deck
Strip $75/ $3 $90/ $4 $105/ $5
8.0% $2.66 $1.82 $2.39 $2.97
9.0% 2.43 1.66 2.19 2.71
10.0% 2.22 1.52 2.00 2.48
11.0% 2.04 1.40 1.84 2.28
12.0% 1.88 1.28 1.69 2.09
15.0% 1.47 1.01 1.33 1.65
20.0% 1.02 0.70 0.92 1.14
Price Deck
Financial Analysis
(1) Based on a $16.90 per share aggregate implied offer value and 229.2 million ORRI Trust units (based on 231.9 million fully diluted shares assuming a December 31, 2012 closing date, less converted options and RSUs that roll into
Freeport options and RSUs)
Overriding Royalty Interest Summary – Risked
Risked Sensitivity (20 Year Term, 5%) – Price (Total
Value)
Risked Sensitivity (20 Year Term, 5%) – Price
($/unit)
(1)

Confidential
($ in millions, except per share values)
2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E
Unrisked
Ultra Deep Revenue $-- $70.5 $372.8 $731.5 $1,260.1 $1,845.4 $2,491.9 $3,172.6 $3,736.9 $4,201.5
Marketing and Transportation Costs -- (2.3) (11.7) (22.4) (36.2) (53.1) (71.8) (91.6) (107.9) (121.4)
Severance and Ad Valorem Taxes -- -- (2.5) (7.2) (12.2) (17.1) (21.9) (34.6) (78.4) (124.0)
Net Ultra Deep Revenue $-- $68.2 $358.6 $701.9 $1,211.7 $1,775.3 $2,398.2 $3,046.4 $3,550.6 $3,956.0
Overriding Royalty Interest
5.0% of Revenue $-- $3.4 $17.9 $35.1 $60.6 $88.8 $119.9 $152.3 $177.5 $197.8

Strip $75/ $3 $90/ $4 $105/ $5
8.0% $1,177.4 $801.2 $1,056.1 $1,311.0
9.0% 1,062.7 723.2 953.3 1,183.4
10.0% 961.6 654.5 862.7 1,070.9
11.0% 872.1 593.8 782.6 971.5
12.0% 792.9 539.9 711.6 883.4
15.0% 603.9 411.5 542.3 673.2
20.0% 399.7 272.7 359.4 446.0
Strip $75/ $3 $90/ $4 $105/ $5
8.0% $5.14 $3.50 $4.61 $5.72
9.0% 4.64 3.16 4.16 5.16
10.0% 4.20 2.86 3.76 4.67
11.0% 3.81 2.59 3.41 4.24
12.0% 3.46 2.36 3.10 3.85
15.0% 2.63 1.80 2.37 2.94
20.0% 1.74 1.19 1.57 1.95
Price Deck Price Deck
Financial Analysis
(1) Based on a $16.90 per share aggregate implied offer value and 229.2 million ORRI Trust units (based on 231.9 million fully diluted shares assuming a December 31, 2012 closing date, less converted options and RSUs that roll into
Freeport options and RSUs)
Unrisked Sensitivity (20 Year Term, 5%) – Price ($/unit)
(1)
Overriding Royalty Interest Summary – Unrisked
Overriding Royalty Interest – Unrisked
Unrisked Sensitivity (20 Year Term, 5%) – Price (Total Value)

Appendix

Confidential
Unrisked Discounted Cash Flow Analysis

Summary Results
EBITDA Multiple Sensitivity Perpetuity Growth Rate Sensitivity
WACC EBITDA Multiple
$4,101.1 4.0x 4.5x 5.0x 5.5x 6.0x
9.0% $3,675 $4,010 $4,346 $4,681 $5,017
10.0% 3,467 3,784 4,101 4,418 4,735
11.0% 3,272 3,572 3,872 4,171 4,471
12.0% 3,088 3,372 3,656 3,940 4,223
13.0% 2,916 3,185 3,453 3,722 3,991
WACC Perpetuity Growth Rate
$5,291.2 (0.5%) 0.0% 0.5% 1.0% 1.5%
9.0% $5,559 $5,837 $6,148 $6,497 $6,893
10.0% 4,837 5,053 5,291 5,556 5,853
11.0% 4,246 4,417 4,604 4,810 5,038
12.0% 3,755 3,892 4,042 4,205 4,384
13.0% 3,341 3,453 3,575 3,706 3,849
Appendix
(1) EBITDA and capex projections based on MMR Operating Model. Tax depreciation based on existing MMR tax basis and NOLs and a 7-year MACRS depreciation schedule.  Valuation date as of October 1, 2012
Terminal Value
For the Years Ending December 31, EBITDA Perpetuity
2013E 2014E 2015E 2016E 2017E Exit Multiple Growth Rate
Adjusted EBITDA $175 $434 $719 $939 $1,142 $1,142 $1,142
Less: DD&A (396) (785) (747) (682) (627) --
EBIT (221) (352) (27) 258 514 $1,141.7
Less: Taxes @ 35.0% -- -- -- -- -- (399.6)
EBIAT (221) (352) (27) 258 514 $742.1
Plus: DD&A 396 785 747 682 627 --
Less: Growth Capital Expenditures (500) (749) (551) (489) (493) --
Unlevered FCF ($324.9) ($315.3) $168.4 $450.5 $649.2 $742.1
Terminal Value Multiple/Growth Rate 5.0x 0.5%
PV of Terminal Value @ 10.0% $3,171 $4,362
Plus: Present Value of Unlevered FCF 778
Plus: PV of 0.5x 2017E NOL @ 10.0% 151
Implied Enterprise Value $4,101 - $5,291
Add: Cash $192 $192
Less: Debt ($300) ($300)
Less: Preferred Shares $-- $--
Implied Equity Value $3,993 $5,183
Diluted Shares Outstanding 231.8 232.0
Implied Equity Value per Share $17.22 $22.34